                                                                      EXHIBIT 99
                        (LIFEPOINT HOSPITALS, INC. LOGO)

CONTACT: MICHAEL J. CULOTTA
         SENIOR VICE PRESIDENT AND
           CHIEF FINANCIAL OFFICER
         (615) 372-8512

                    LIFEPOINT HOSPITALS REPORTS 52% INCREASE
              IN FIRST QUARTER 2002 EPS (BEFORE EXTRAORDINARY ITEM)

BRENTWOOD, TENNESSEE (April 22, 2002) - LifePoint Hospitals, Inc. (NASDAQ: LPNT) today announced results for the first quarter ended March 31, 2002.

         For the first quarter ended March 31, 2002, net revenues were $181.6 million, up 17.7% from $154.3 million a year ago. Income before extraordinary item for the quarter totaled $14.5 million, or $0.38 per diluted share, versus $8.6 million, or $0.25 per diluted share (including a $0.5 million pre-tax gain, or $0.01 per diluted share), in the prior-year period, representing increases of 68.5% and 52%, respectively. Shares used in calculating diluted earnings per share for the first quarter of 2002 increased approximately 4.4 million shares compared with the first quarter of 2001, primarily as a result of the secondary offering of common stock completed on March 22, 2001. Including the extraordinary item, net income for the quarter ended March 31, 2002, totaled $13.7 million, or $0.36 per diluted share. Earnings before interest, income taxes, depreciation, amortization, ESOP expense, extraordinary loss, gain on previously impaired assets, and minority interest (EBITDA) increased 25.2% to $42.6 million from $34.0 million in the same period last year.

         Kenneth C. Donahey, chairman and chief executive officer of LifePoint Hospitals, said, "We are pleased to report that, once again, we have exceeded analysts' expectations. We are proud of the consistency of this performance, but equally proud that we are generating these outstanding financial results by delivering exceptional healthcare in our 23 communities throughout the United States. In our non-urban facilities, we are proving on a daily basis that quality care and a cost-effective operating strategy are mutually compatible."

         Mr. Donahey continued, "During first quarter 2002, we invested approximately $10 million to improve the quality of care in our communities through the expansion of services and increased utilization. Since our formation, we have recruited 233 physicians, an increasing percentage of whom are specialists providing services that previously were unavailable in our communities. In addition, we continue to see solid growth in the surgery and diagnostic areas. We are pleased with this level of performance, but far from satisfied. We will continue to work diligently to improve healthcare in our communities and generate improved returns for our shareholders."


                                     -MORE-

LPNT Announces First Quarter Results
Page 2
April 22, 2002

         Subsequent to the close of the first quarter, the Company announced that it had utilized its available cash to purchase, in the open market and in privately negotiated transactions, $60,123,000 in principal amount of the outstanding $150 million, 10 3/4% Senior Subordinated Notes due 2009 (the "Notes")1. During the first quarter, the Company recorded an extraordinary charge of $0.8 million as a result of these purchases. The decision to purchase a portion of the outstanding Notes was based on the Company's strong cash position in the first quarter and the fact that LifePoint Hospitals' acquisitions and other capital expenditures are more heavily weighted toward the last six months of the year.

         A listen-only simulcast and replay of LifePoint Hospitals' first quarter conference call will be available on-line at www.lifepointhospitals.com and www.companyboardroom.com on April 23, 2002, beginning at 10:00 a.m. Eastern Time.

         LifePoint Hospitals, Inc. operates 23 hospitals in non-urban areas. In most cases, the LifePoint facility is the only hospital in its community. LifePoint's non-urban operating strategy offers continued operational improvement by focusing on its five core values: delivering high quality patient care, supporting physicians, creating excellent workplaces for its employees, providing community value, and ensuring fiscal responsibility. Headquartered in Brentwood, Tennessee, LifePoint Hospitals is affiliated with over 7,000 employees.

                                     ******

         The above statements include forward-looking statements based on current management expectations. Numerous factors exist which may cause results to differ from these expectations. Many of the factors that will determine the Company's future results are beyond the ability of the Company to control or predict. These statements are subject to risks and uncertainties relating to the Company, including without limitation, (i) possible changes in reimbursement to healthcare providers and insurers that may reduce payments; (ii) its ability to attract and retain qualified management and personnel, including physicians, nurses and clinical support personnel; (iii) the geographic concentration of the Company's operations; (iv) risks associated with the Company's acquisition and disposition strategies; (v) the management of healthcare risks as a result of the delivery of patient care; (vi) the regulated nature of the healthcare industry; (vii) the highly competitive nature of the healthcare business; (viii) the potential adverse impact of government investigations and litigation involving the business practices of HCA (to the extent relating to periods prior to the Company's formation); (ix) fluctuations in the market value of the Company's common stock; and (x) those risks and uncertainties detailed from time to time in the Company's filings with the Securities and Exchange Commission. Therefore, the Company's actual results may differ materially. The Company undertakes no obligation to update any forward-looking statements, or to make any other forward-looking statements, whether as a result of new information, future events or otherwise.

         All references to "Company" and "LifePoint" as used throughout this document refer to LifePoint Hospitals, Inc. and its affiliates.

(1) The Financial Accounting Standards Board ("FASB") has issued an exposure draft that rescinds FASB Statement No. 4, Reporting Gains and Losses from Extinguishment of Debt. If this exposure draft is approved, the accounting for the early extinguishment of debt would be reported as a component of interest expense. The application of this proposal statement would be effective beginning the fiscal year after the proposed statement is issued, but earlier application is encouraged.


                                     -MORE-

LPNT Announces First Quarter Results
Page 3
April 22, 2002

                            LIFEPOINT HOSPITALS, INC.
                    UNAUDITED CONSOLIDATED INCOME STATEMENTS
                  DOLLARS IN MILLIONS, EXCEPT PER SHARE AMOUNTS

                                                                   FOR THE THREE MONTHS ENDED
                                                                            MARCH 31,
                                                     -------------------------------------------------------
                                                               2002                            2001
                                                     -----------------------         -----------------------
                                                      AMOUNT           RATIO          AMOUNT           RATIO
                                                     --------          -----         --------          -----
Revenues                                             $  181.6          100.0%        $  154.3          100.0%

Salaries and benefits                                    70.7           39.0%            60.3           39.1%
Supplies                                                 22.9           12.6%            19.6           12.7%
Other operating expenses                                 32.2           17.7%            28.4           18.4%
Provision for doubtful accounts                          13.2            7.3%            12.0            7.8%
                                                     --------          -----         --------          -----
                                                        139.0           76.6%           120.3           78.0%
                                                     --------          -----         --------          -----

EBITDA                                                   42.6           23.4%            34.0           22.0%

Depreciation and amortization                             9.4            5.2%             8.1            5.3%
Interest expense, net                                     4.1            2.2%             6.5            4.2%
Gain on previously impaired assets                         --              -%            (0.5)          (0.4)%
ESOP expense                                              2.5            1.4%             2.6            1.7%
                                                     --------          -----         --------          -----

Income before minority interest, income
   taxes and extraordinary item                          26.6           14.6%            17.3           11.2%
Minority interest                                         0.7            0.4%             0.6            0.4%
                                                     --------          -----         --------          -----

Income before income taxes
   and extraordinary item                                25.9           14.2%            16.7           10.8%
Provision for income taxes                               11.4            6.2%             8.1            5.2%
                                                     --------          -----         --------          -----

Income before extraordinary item                         14.5            8.0%             8.6            5.6%
Extraordinary loss on early extinguishment
   of senior subordinated notes, net                      0.8            0.5%              --              -%
                                                     --------          -----         --------          -----

Net income                                           $   13.7            7.5%        $    8.6            5.6%
                                                     ========          =====         ========          =====

Shares used in diluted EPS (000's)                     38,456                          34,069

Diluted earnings per share:
   Income before gain on previously
     impaired assets and extraordinary item          $   0.38                        $   0.24
   Gain on previously impaired assets, net                 --                            0.01
   Extraordinary loss on early extinguishment
     of senior subordinated notes, net                  (0.02)                             --
                                                     --------                        --------
   Net income                                        $   0.36                        $   0.25
                                                     ========                        ========


                                     -MORE-

LPNT Announces First Quarter Results
Page 4
April 22, 2002

                            LIFEPOINT HOSPITALS, INC.
                              UNAUDITED STATISTICS

                                                                 THREE MONTHS ENDED
                                                                       MARCH 31,
                                                     -----------------------------------------
                                                                                          %
                                                       2002             2001            CHANGE
                                                     --------         --------          ------
Number of hospitals at end of period                       23               21           9.5%
Licensed beds at end of period                          2,197            1,988          10.5%
Weighted average licensed beds                          2,197            1,988          10.5%

ACTUAL:
Admissions                                             20,551           18,900           8.7%
Equivalent admissions(1)                               37,588           33,075          13.6%
Revenues ($ in millions)                             $  181.6         $  154.3          17.7%
Revenues per equivalent admission                    $  4,832         $  4,664           3.6%
Outpatient factor(1)                                     1.83             1.75
Total surgeries                                        21,818           18,597          17.3%
Outpatient surgeries                                   16,166           13,555          19.3%
Emergency room visits                                  84,987           77,573           9.6%

Net outpatient revenues as a
   percentage of net patient revenues                    47.7%            45.5%

SAME-HOSPITAL(3):
Admissions                                             18,743           18,900          (0.8)%
Equivalent admissions(1)                               33,775           33,075           2.1%
Revenues ($ in millions)                             $  166.4(2)      $  154.1           8.0%
Revenues per equivalent admission                    $  4,926         $  4,659           5.7%
Outpatient factor(1)                                     1.80             1.75
Total surgeries                                        20,200           18,597           8.6%
Outpatient surgeries                                   15,041           13,555          11.0%
Emergency room visits                                  76,758           77,573          (1.1)%

(1) Equivalent admissions is used by management and investors as a general measure of combined inpatient and outpatient volume. Equivalent admissions is computed by multiplying admissions (inpatient volumes) by the sum of gross inpatient revenue and gross outpatient revenue and then dividing the resulting amount by gross inpatient revenue. The equivalent admissions computation "equates" outpatient revenue to the volume measure (admissions) used to measure inpatient volume resulting in a general measure of combined inpatient and outpatient volume.

(2) In addition to same-hospital revenue growth of $12.3 million over the prior year period, 2001 acquisitions increased the growth in actual revenues by $15.0 million.

(3) Same hospital information excludes the operations of hospitals which the Company either acquired or divested during the years presented. The costs of corporate overhead are included in same hospital information.


                                     -MORE-

LPNT Announces First Quarter Results
Page 5
April 22, 2002

                            LIFEPOINT HOSPITALS, INC.
                      UNAUDITED CONSOLIDATED BALANCE SHEETS
                               DOLLARS IN MILLIONS

                                                                        MARCH 31,      DECEMBER 31,
                                                                         2002              2001
                                                                        ---------      ------------
                                     ASSETS
Current assets:
   Cash and cash equivalents                                             $  73.8         $  57.2
   Accounts receivable, net                                                 77.5            56.7
   Inventories                                                              16.6            16.3
   Deferred taxes and other current assets                                  13.8            18.7
                                                                         -------         -------
                                                                           181.7           148.9
Property and equipment:
   Land                                                                     10.6            10.7
   Buildings and improvements                                              261.9           262.0
   Equipment                                                               271.0           263.4
   Construction in progress                                                  8.4             7.2
                                                                         -------         -------
                                                                           551.9           543.3
   Accumulated depreciation                                               (213.7)         (204.9)
                                                                         -------         -------
                                                                           338.2           338.4

Deferred loan costs, net                                                     6.6             7.1
Goodwill, net                                                               47.2            47.1
Other                                                                       11.9            12.8
                                                                         -------         -------
                                                                         $ 585.6         $ 554.3
                                                                         =======         =======

                             LIABILITIES AND EQUITY
Current liabilities:
   Accounts payable                                                      $  20.7         $  19.0
   Accrued salaries                                                         16.8            18.6
   Other current liabilities                                                16.6            10.7
   Estimated third-party payor settlements                                  29.2            17.9
                                                                         -------         -------
                                                                            83.3            66.2

Long-term debt                                                             142.5           150.0
Deferred income taxes                                                       22.2            21.0
Professional liability risks and other liabilities                          19.4            16.9

Minority interests in equity of consolidated entities                        5.0             5.2

Stockholders' equity:
   Common stock                                                              0.4             0.4
   Capital in excess of par value                                          288.7           285.0
   Unearned ESOP compensation                                              (21.7)          (22.5)
   Notes receivable for shares sold to employees                            (5.7)           (5.7)
   Retained earnings                                                        51.5            37.8
                                                                         -------         -------
                                                                           313.2           295.0
                                                                         -------         -------
                                                                         $ 585.6         $ 554.3
                                                                         =======         =======


                                     -END-